EXHIBIT 99.1

Synthesis Energy Systems, Inc. Heralds New Milestone Achievement at Zibo City Industrial Syngas Facility, First of Three for Aluminum Corporation of China

Reports Progress Update on Projects in Shanxi and Henan Provinces

HOUSTON, Jan. 19, 2016 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), a global energy and gasification technology company whose advanced SES Gasification Technology (SGT) can produce clean, low-cost syngas for power generation, industrial fuel gas, chemicals and transportation fuels, replacing expensive natural gas, LNG and crude oil based energy, reports a progress update related to the first of three previously announced industrial syngas gasification facilities for Aluminum Corporation of China Limited (CHALCO) (NYSE:ACH) (HKEx:2600) (SSE:601600). The project located in Zibo City, Shandong Province, China and licensed to CHALCO through SES’s Tianwo-SES Joint Venture has completed a planned 90-day continuous full-load operation test run successfully supplying stable and reliable industrial syngas to the CHALCO aluminum manufacturing facility. Tianwo-SES provided the SGT technology design and proprietary gasification equipment to the project for the two SGT systems now in operation.

“We commend our Tianwo-SES team’s continued progress in achieving excellent operational results from the two SES SGT gasification systems at Zibo City. Tianwo-SES and its construction partner, the Innovative Coal Chemical Design Institute, have achieved impressive project implementation milestones at all three CHALCO projects based on the speed of design, construction, commissioning, and now with the first project’s stable operation at full capacity. This 90-day continuous full-load operation milestone was a necessary step for the final turnover of the facility to CHALCO from ICCDI,” said DeLome Fair, Senior Vice President of SES and President of SES Technologies, LLC. “Our onsite ZZ team along with our U.S.-based technical staff have closely monitored the performance of our technology through the entire period. We are very pleased with the excellent gasification performance, syngas quality and high conversion efficiency at the facility. The low-cost, clean syngas produced by our SGT gasification systems can provide cost savings at this one facility alone of approximately $50,000 per day, versus expensive natural gas.”

A team of SES’s technical and operating staff from SES’s Zao Zhuang Joint Venture Plant (ZZ) provided the onsite technical and operating guidance to Tianwo-SES for the Zibo City project beginning at the commissioning phase in summer 2015. While this latest milestone marked the completion of a long full-load test run, the Zibo City project has produced syngas used by CHALCO since August, 2015.

Ms. Fair continued: “Additionally, the second CHALCO facility, the Huaxin plant in Xing County, Shanxi Province, is progressing well in its commission and startup phase. Further, construction by ICCDI on the third and largest CHALCO project, in Henan Province, is proceeding on track. Some of the early commission work, such as refractory curing of the four gasifiers, has been completed, and the Henan project is expected to enter into full commissioning this quarter.”

SES’s technical and operating team from ZZ continues to work closely with the Tianwo-SES China JV and ICCDI to support the startup and final acceptance of all three licensed projects with a combined total seven SGT systems. When the three coal-to-gas turnkey projects for CHALCO enter commercial operation, the installed base for SGT will expand from five to 12 gasification systems in operation in China.

“Our ability to build low-cost, high performance gasification plants to manufacture clean, economical syngas for industrial fuel to replace expensive imported natural gas is gaining traction in China. Tianwo-SES reports a growing pipeline of similar natural-gas replacement projects due to the key attributes of our technology, which we believe is the future of coal gasification,” added Ms. Fair.

Total construction order commitments of approximately 650 million Yuan (approximately $98.7 million) for the three projects were announced in December 2014 between Aluminum Corporation of China, China's largest alumina and primary aluminum producer, and Innovative Coal Chemical Design Institute (Shanghai) Co., Ltd. (ICCDI). ICCDI is the general contractor supplying all the engineering, construction and balance of plant equipment for the three projects. The total order value for these projects to Tianwo-SES for technology and equipment supply from ICCDI, a subsidiary of Suzhou Thvow Technology Co., Ltd. (STT) (Shenzhen listing code:002564), is expected to be approximately 140.3 million Yuan (approximately $21.3 million). Tianwo-SES Clean Energy Technologies Co., Ltd. (Tianwo-SES) is SES's joint venture with STT.

About Synthesis Energy Systems, Inc.
Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal and biomass through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables Growth With Blue Skies, and greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com.

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the completion of the expansion and repurposing of our ZZ Joint Venture plant to produce acetic acid and propionic acid; our ability to successfully expand the ZZ joint venture through our partnership with Saikong; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the Tianwo-SES joint venture in the joint venture territory; our ability to successfully partner our technology business; our ability to develop our power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; events or circumstances which result in an impairment of assets, including, but not limited to, at our ZZ Joint Venture; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, including in particular methanol, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group
Investor Relations:
David Castaneda
Arsen Mugurdumov
414.351.9758
IR@synthesisenergy.com

Media Relations:
Susan Roush
747.222.7012
PR@synthesisenergy.com